                                                                     EXHIBIT 1


                            JOINT FILING UNDERTAKING

                  The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Amendment to Schedule 13D to evidence the agreement of the below-named parties, in accordance with rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Amendment to Schedule 13D and any subsequent amendment jointly on behalf of each of such parties.

DATED:  February 12, 2001.

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
HAMQUIST                                H&Q VENTURES MANAGEMENT CO. LLC



By:  /s/ Jackie A. Berterretche         By:  /s/ Jackie A. Berterretche
     ----------------------------            ----------------------------
       Jackie A. Berterretche                  Jackie A. Berterretche
       Attorney-in-Fact                        Attorney-in-Fact


HAMBRECHT & QUIST CALIFORNIA            H&Q VENTURES IV


By:  /s/ Steven N. Machtinger           By:  /s/ Jackie A. Berterretche
     ----------------------------            ----------------------------
     Steven N. Machtinger                      Jackie A. Berterretche
     General Counsel                           Attorney-in-Fact


CHASE SECURITIES INC.
                                        VENTURE ASSOCIATES (BVI) LIMITED


By:  /s/ Steven N. Machtinger           By:  /s/ Jackie A. Berterretche
     ----------------------------            ----------------------------
       Steven N. Machtinger                    Jackie A. Berterretche
       Managing Director                       Attorney-in-Fact


HAMBRECHT & QUIST VENTURE
PARTNERS


By:  /s/ Jackie A. Berterretche
     ----------------------------
       Jackie A. Berterretche
       Attorney-in-Fact

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